United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 22, 2025

Date of Report (Date of earliest event reported)

KEEN VISION ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-41753	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 Greenbriar Drive Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 609-1394

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one redeemable warrant to acquire one ordinary share	KVACU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.0001 par value	KVAC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one ordinary share at an exercise price of $11.50	KVACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Amendment to the Investment Management Trust Agreement

As approved by its shareholders at the extraordinary shareholders meeting held on July 22, 2025 (the “Meeting”), Keen Vision Acquisition Corporation (“KVAC”) entered into an amendment to the Investment Management Trust Agreement, with Continental Stock Transfer & Trust Company (the “Trust Amendment”) dated as of July 23, 2025. Pursuant to the Trust Amendment, KVAC has the right to extend the time for KVAC to complete its business combination (the “Business Combination Period”) under the Trust Agreement for a period of six months from July 27, 2025 to January 27, 2026, by depositing into the Trust Account $0.03 for each remaining public share (the “Extension Payment”) for each one-month extension. The foregoing description of the Trust Amendment is qualified in its entirety by reference to the full text of the Trust Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Promissory Note

On July 23, 2025, the Company issued an unsecured promissory note in the aggregate principal amount of $144,670.38 (the “Note”) to KVC Sponsor LLC, the Company’s initial public offering sponsor (“Sponsor”) in exchange for Sponsor depositing such amount into the Company’s trust account in order to extend the amount of time it has available to complete a business combination. The Note does not bear interest and matures upon the closing of a business combination by the Company. In addition, the Note may be converted by the holder into units of the Company identical to the units issued in the Company’s initial public offering at a price of $10.00 per unit.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

As approved by its shareholders at the Meeting, KVAC filed its third amended and restated memorandum and articles of association (the “M&AA”) with the British Virgin Islands Registry on July 23, 2025.

The foregoing description of KVAC’s M&AA is qualified in its entirety by reference to the full text of KVAC’s M&AA, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 22, 2025, KVAC held the Meeting. On June 27, 2025, the record date for the Meeting, there were 10,820,727 ordinary shares of KVAC entitled to be voted at the Meeting, of which 8,213,555, or approximately 75.91% of the total outstanding ordinary shares of KVAC, were represented in person or by proxy; therefore, a quorum was present.

1. Trust Amendment

Shareholders approved the proposal to amend KVAC’s Investment Management Trust Agreement by and between KVAC and Continental Stock Transfer & Trust Company, dated as of July 24, 2023, giving KVAC the right to extend the Business Combination Period from July 27, 2025 to January 27, 2026 by depositing $0.03 for each public share for each one month extended. Adoption of the Trust Amendment required approval by the affirmative vote of at least 50% of the outstanding shares. The voting results were as follows:

FOR	AGAINST	ABSTAIN
8,213,544	0	11

2. Charter Amendment

Shareholders approved the proposal (the “Charter Amendment Proposal”) to amend KVAC’s M&AA, giving KVAC the right to extend the Business Combination Period from July 27, 2025 to January 27, 2026 by depositing $0.03 for each public share for each one month extended. The approval of the Charter Amendment Proposal requires a resolution of members under the M&AA, being the affirmative vote of a majority of the Company’s ordinary shares issued and outstanding and entitled to vote and which are present (in person or by proxy) at the Meeting and which voted on the matter is required. The voting results were as follows:

FOR	AGAINST	ABSTAIN
8,213,544	0	11

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Annual Meeting, 1,582,306 shares were tendered for redemption.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Third Amended and Restated Memorandum and Articles of Association of KVAC
10.1	Amendment to the Investment Management Trust Agreement between KVAC and Continental Stock Transfer & Trust Company dated July 23, 2025
10.2	Promissory Note dated July 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2025	Keen Vision Acquisition Corporation

	By:	/s/ WONG, Kenneth Ka Chun
	Name:	WONG, Kenneth Ka Chun
	Title:	Chief Executive Officer

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